UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

SCHEDULE 14A

____________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CARDCONNECT CORP.

_________________________________________________________________________

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CARDCONNECT CORP.
1000 Continental Drive
Suite 300
King of Prussia, PA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2017

To the Stockholders of CARDCONNECT CORP.:

Notice is hereby given that an annual meeting (the “Meeting”) of stockholders of CARDCONNECT CORP., a Delaware corporation (the “Company”), will be held at 540 Madison Avenue, Suite 2800, New York, NY 10022, on Tuesday, May 23, 2017, at 8:00 A.M. Eastern time, for the following purposes:

1.       To elect six directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.       To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

3.       To approve the Second Amended and Restated CardConnect Corp. 2016 Omnibus Equity Compensation Plan to increase the number of shares of common stock authorized for issuance from 4,796,296 shares to 8,396,296 shares.

4.       To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on March 31, 2017 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company given above. The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

The approximate date of mailing of the enclosed proxy statement and proxy card is April 20, 2017.

By order of the Board of Directors,

Charles Bernicker
Chief Financial Officer and Secretary

April 20, 2017

CARDCONNECT CORP.
1000 Continental Drive
Suite 300
King of Prussia, PA 19406

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Preliminary Note

On July 29, 2016, CardConnect Corp. (f/k/a FinTech Acquisition Corp.) (the “Company”) consummated its business combination with FTS Holding Corporation (“FTS”) pursuant to the agreement and plan of merger dated as of March 7, 2016, as amended, by and among the Company, FinTech Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) and FTS (the “Merger Agreement”). Under the Merger Agreement, FTS merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. In connection with the closing of the Merger, the Company changed its name from FinTech Acquisition Corp. to CardConnect Corp. and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation. As used in this proxy statement, unless the context otherwise requires, “we”, “us”, “our” and the “Company” refers to the combined company and its consolidated subsidiaries following the Merger. “FinTech” refers to the Company prior to the Merger and “FTS” refers to FTS Holding Corporation prior to the Merger.

The Meeting

An annual meeting of stockholders of the Company, which we refer to in this proxy statement as the meeting, will be held on Tuesday, May 23, 2017, at 8:00 A.M. Eastern time, at 540 Madison Avenue, Suite 2800, New York, NY 10022, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 31, 2017 will be entitled to notice of and to vote at the meeting. If you wish to attend the meeting and vote in person, you may contact Charles Bernicker, Chief Financial Officer and Secretary, for directions.

This statement is furnished in connection with the solicitation by our board of directors, which we refer to in this proxy statement as the board, of proxies from holders of shares of our common stock, par value $0.001 per share, which we refer to in this proxy statement as our common stock, to be used at the meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 20, 2017 to stockholders of record of our common stock as of March 31, 2017.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our Secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our directors, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

VOTING AT THE MEETING

At the meeting, only those holders of shares of common stock at the close of business on March 31, 2017, the record date, will be entitled to vote. As of the record date, 29,165,365 shares of common stock were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the meeting. Stockholders do not have cumulative voting rights. We have an authorized capitalization of 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

The presence at the meeting in person or by proxy of holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the meeting do not vote on all of the proposals.

Shares of common stock represented at the meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy shares of common stock held by them in nominee name will mean that such shares of common stock will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Delaware law, are not considered to be votes cast on a proposal.

Brokers that are member firms of the Nasdaq Capital Market, or Nasdaq, and who hold shares of common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under Nasdaq rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under Nasdaq rules if the customers have not furnished voting instructions within a specified period of time prior to the meeting. Proposal 1 and Proposal 3 described below are not considered to be “routine” matters under Nasdaq rules. Proposal 2 described below is considered a “routine” matter under Nasdaq rules.

Proposal 1. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the meeting at which a quorum is present, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will have no effect on the election of directors.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required to ratify the appointment of Marcum, LLP, or Marcum, as our independent registered public accounting firm for fiscal year 2017 as described in our discussion of Proposal 2 below. Abstentions will have no effect on Proposal No. 2. Broker non-votes will be counted as voted “FOR” Proposal No. 2.

Proposal 3. The affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required to approve the Second Amended and Restated CardConnect Corp. 2016 Omnibus Equity Compensation Plan, or the Amended Plan, to increase the number of shares of common stock authorized for issuance under the Amended Plan, as described in our discussion of Proposal 3 below. Abstentions and broker non-votes will have no effect on Proposal No. 3.

For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted “FOR”:

•      the election of the directors;

•      the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2017; and

•      the approval of the Amended Plan.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation, as amended, provides that the number of directors shall be fixed by resolution of the board. The board has fixed the number of directors at seven. All directors are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating and corporate governance committee, has nominated Jeffrey Shanahan, Peter Burns, Toos Daruvala, Richard Garman, Ronald Taylor and Christopher Winship for election at the meeting for a term to expire at the 2018 meeting of stockholders or until their successors are elected or appointed. Each of these nominees is a person designated pursuant to the Shareholders Agreement entered into in connection with the Merger (discussed below).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee. Jeffrey Shanahan, our Chief Executive Officer, President and a director, is the brother of Patrick Shanahan, our Chief Operating Officer.

Names of Directors, Principal Occupations and Other Information

Peter Burns, age 72, has served as a director of our company since July 2016. He served from April 2009 through his retirement in April 2016 part time as Senior Payments Advisor at Heartland Payment Systems Inc., where he worked with the company’s chief executive officer on industry policy issues and internal strategies. He also serves as a director of Barclays Bank Delaware, where he has served on the board and as chair of its audit committee since 2010. In the not for profit arena, he has served on the board of directors of Clarifi, a regional financial counseling agency, since 2009. From 2000 to 2009 he served as vice president and founding director of the Payment Cards Center of the Federal Reserve Bank of Philadelphia (the “Center”). He was responsible for the establishment of the Center and its development as a source of expertise and policy insight on issues related to consumer credit and payments. He continues to serve on the Center’s industry advisory council. From 1996 to 2000 he was managing director of the Financial Institutions Center at the University of Pennsylvania’s Wharton School. Mr. Burns has an extensive background in the financial services industry, having held a number of senior management positions during a 25-year career with CoreStates Financial Corporation and its predecessor, The Philadelphia National Bank. Mr. Burns received an AB degree from Lehigh University and an MBA in Finance from the University of Chicago’s Booth School of Business. Our board of directors has determined that Mr. Burns is qualified to serve on our board of directors because of his extensive business expertise in the financial industry and experience in both management and director positions.

Toos Daruvala, age 61, has served as a director of our company since July 2016. He is the Co-CEO of MIO Partners, a company serving McKinsey & Company’s (“McKinsey”) pension plans, partners, and former partners, since November 2016. He was a Senior Advisor and Director Emeritus of McKinsey, a management consulting firm, from December 2015 until November 2016. From June 2011 until his retirement in December 2015, he led McKinsey’s risk management practice in the Americas and, prior to that, he led McKinsey’s banking and securities practice in the Americas from 2005 to May 2011. During his career at McKinsey, Mr. Daruvala advised a broad range of financial institutions on matters of corporate strategy, operational performance improvement and organization effectiveness. Mr. Daruvala is a member of the Advisory Board of the Ross School of Business at the University of Michigan and the Board of the New York Philharmonic, and serves on the Board of Directors and the Governance Committee, and is the chairman of the Risk Committee, for The Royal Bank of Canada (NYSE: RY). He is an Executive-in-Residence at the Columbia Business School. Mr. Daruvala holds a Master of Business Administration from the University of Michigan and a Bachelors of Technology in Electrical Engineering from the Indian Institute of Technology. Our board has determined that that Mr. Daruvala’s breadth of experience with the banking and financial services industry, and his knowledge of risk management, qualifies him to serve on our board of directors.

Richard Garman, age 60, has served as a director of our company and as chairman of the board of director’s since July 2016. He has been a director of FTS since September 2010 and served on FTS’s compensation committee from September 2010 until July 2016. Mr. Garman has been a Managing Partner at FTV Capital (an affiliate of the FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., or the FTV Entities), a growth equity investment firm that focuses on enterprise technology/services, financial services and payments/transaction processing, since September 2004 and a Partner at FTV Capital from 1999 through September 2004. Prior to joining FTV Capital, Mr. Garman served from 1995 to 1999 as President and Chief Executive Officer of Electronic Payment Services, Inc., a merchant processing solutions and card payment services provider, and prior to that held executive positions with First Financial Management Corp. and First Data Management Company, companies that provide information and card processing services. He has served as a director and on the compensation committee of Catalyst Repository Systems, Inc. since September 2010, of Cedar Capital since January 2015, of Company.com Corp. since July 2010, of InvestCloud, LLC since September 2015, of StoneEagle, LLC since February 2016 and of Swan Global Investments, LLC since December 2014. Mr. Garman received a B.S. in Accounting and Finance from Southwest Missouri State University and an M.B.A. from Oklahoma City University. Our board has determined that that Mr. Garman’s extensive and in depth experience in the financial technology and services industry, qualifies him to serve on our board of directors.

Jeffrey Shanahan, age 38, has served as a director of our company and as our company’s Chief Executive Officer and President since July 2016, and has served as FTS’s Chief Executive Officer since February 2014 and as FTS’s President since August 2006. Mr. Shanahan has been a member of FTS’s board of directors since February 2008. Prior to joining FTS, Mr. Shanahan was employed as a Management Consultant for Booz Allen Hamilton (“Booz Allen”), a management and technology consulting firm, and Cap Gemini, S.A., a multinational management consulting firm, where his responsibilities included project management, analysis of regulatory compliance, case management system implementations, pricing policy development, business case development and SAP process/systems analysis and testing. Mr. Shanahan is a graduate of the Pennsylvania State University with a degree in Management Science and Information Systems. Our board has determined that Mr. Shanahan’s extensive experience in the financial services industry generally, and specifically in the payment processing sector, as well as extensive experience in operating and advising financial services companies, qualifies him to serve as a member of our board of directors.

Ronald L. Taylor, age 73, has served as a director of our company since July 2016. He has been a Director of DeVry Education Group Inc. (NYSE: DV) (“Devry Group”) since November 1987 and has served as a Senior Advisor to DeVry Group since November 2006. In July 2004 he became DeVry Group’s Chief Executive Officer and served in that capacity until November 2006. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer of DeVry Group, he was President and Chief Operating Officer of DeVry Group. In 1973 Mr. Taylor co-founded Keller Graduate School of Management and was its President and Chief Operating Officer from 1981 to 1987 and its Chief Operating Officer from 1973 until 1981. For over thirty-five years, Mr. Taylor served as a consultant/evaluator for the Higher Learning Commission. Mr. Taylor is a former member of the Board of Trustees of the North Central Association of Colleges and Schools and the Higher Learning Commission. Mr. Taylor also currently serves as a director of Adeptus Health Inc. (NYSE: ADPT), where he has served on the board of directors since December 2011 and is a member of its audit committee and compensation committee. Mr. Taylor also serves on the board of directors of each of Fusion Education Group, Ross University School of Medicine and Ross University School of Veterinary Medicine. Mr. Taylor received his undergraduate degree, cum laude, in government and international relations from Harvard University, and his master’s degree in business administration from Stanford University. Our board has determined that Mr. Taylor’s significant experience with respect to business and financial matters qualifies him to serve as a member of our board of directors.

Christopher Winship, age 42, has served as a director of our company since July 2016. He has served as a director of FTS since September 2010 and served on FTS’s audit committee and compensation committee from September 2010 until July 2016. Mr. Winship has been a Partner and Managing Member of FTV Management Company, an affiliate of FTV Capital, since March 2008. Prior to joining FTV in 1999, Mr. Winship served as an Associate and Principal at FTV Capital which he joined in 1999. Prior to joining FTV, he served as a Financial Analyst with Salomon Smith Barney’s Media and Telecommunication Group. He has served as a director of StoneEagle, LLC since February 2016, of WePay, Inc. since May 2015, of Clearent LLC since April 2015, of Vindicia, Inc. since January 2015, of Credorax Inc. since July 2013, of Empyrean Benefit Solutions, Inc. since February 2013, of CashStar, Inc. since September 2011. In addition, he has served on the audit and compensation committees of Clearant LLC since April 2015 and on the audit and compensation committees of WePay, Inc. since May 2015. Mr. Winship has a B.A. in government from Dartmouth College. Our board has determined that Mr. Winship’s extensive experience in the financial services and transaction processing industries, both as an investor in and board advisor to various private high growth companies, qualifies him to serve on our board of directors.

Information Concerning Our Board of Directors, Committees and Governance

Corporate Governance Profile

Our shares of common stock are listed on the Nasdaq Capital Market, under the symbol “CCN” and we are subject to the Nasdaq’s listing standards. We have adopted corporate governance guidelines and charters for the audit, compensation and nominating and corporate governance committees of the board intended to satisfy Nasdaq listing standards. We have also adopted a code of ethics, which we refer to in this proxy statement as the code of ethics, for our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. In addition, we have adopted a supplemental code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and persons performing similar functions. Our corporate governance guidelines, codes of ethics and committee charters are available on our website at www.cardconnect.com. The information on this website is not part of this proxy statement.

If we amend or grant a waiver of one or more of the provisions of our codes of ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our codes that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Company’s website at www.cardconnect.com. The information on this website is not part of this proxy statement.

We operate under the direction of our board. Our board is responsible for the overall management and control of our affairs. We currently have seven directors, six of whom are independent under standards established by the Securities and Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, and Nasdaq. Our independent directors are Messrs. Burns, Daruvala, Garman, Taylor, and Winship and Betsy Cohen. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next meeting of stockholders or (if longer) until his or her successor is duly elected and qualified.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•      our board of directors is not staggered, with each of our directors subject to annual re-election;

•      of the seven persons who serve on our board of directors, six, or 86%, of our directors, have been determined by us to be independent for purposes of Nasdaq’s corporate governance listing standards and the rules of the SEC;

•      we have no provision in our charter or bylaws prohibiting control share acquisitions; and

•      we do not have a stockholder rights plan.

Following their appointment in July 2016 in connection with the Merger, the board held three meetings during 2016 and passed three actions by unanimous written consent. Our independent directors meet at least once a year in executive session without management present. The board currently has a standing audit committee, compensation committee and nominating and corporate governance committee. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.cardconnect.com through the “Investor Relations” link under the heading “Governance.” The information on this website is not a part of this proxy statement. During 2016, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the board and of each committee of the board on which he or she served.

We have corporate governance guidelines providing that directors are expected to attend our meeting of stockholders. Five of our seven incumbent directors attended the October 28, 2016 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

We currently have seven members of our board of directors. The current directors are Peter Burns, Betsy Z. Cohen, Toos N. Daruvala, Richard Garman, Jeffrey Shanahan, Ronald L. Taylor, and Christopher Winship. All current members of the board are nominees for election to the board at the 2017 annual meeting of stockholders except for Ms. Cohen. Assuming all six nominees named in this proxy statement are elected to the board at the meeting, there will be one vacant seat on the board of directors. Accordingly, the nominating and corporate governance committee is in the process of seeking and evaluating prospective candidates to fulfill such vacancy.

As indicated above, Mr. Shanahan serves as President and Chief Executive Officer and as a director of the Company, but does not serve as chairman of the board. Our board has recognized that leadership structure and the combination or separation of the Chief Executive Officer and chairman roles is driven by the Company’s current needs which are continuing to evolve following the Merger. Accordingly, our board has determined that the flexibility to establish the most appropriate leadership structure for the Company at any given time is the most appropriate corporate governance practice for the Company at this time.

Our board of directors is responsible for overseeing the overall risk management process at our company. Risk management is considered a strategic activity within our company. The oversight responsibility of our board is enabled by management reporting processes designed to provide visibility to the board about the identification, assessment, and management of critical risks. Those areas of focus included strategic, operational, financial and reporting, compliance and other risks.

The audit committee oversees risk management by discussing with management and the independent auditor, policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures.

The compensation committee oversees risk management by considering the impact of the Company’s compensation plans, and the incentives created by the Company’s compensation plans, on the Company’s risk profile.

Stockholder and Interested Party Communications

Stockholders or other interested parties may communicate directly with the board or particular members of the board by sending their communications to our counsel, Ledgewood, P.C., or Ledgewood, at Two Commerce Square, 2001 Market Street, Suite 3400, Philadelphia, PA 19103. Ledgewood will forward these communications to the chairman of the board, who will distribute them to the board members to whom the communications are addressed.

Committees of the Board of Directors

The standing committees of our board currently consist of an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Messrs. Burns, Taylor and Daruvala, with Mr. Burns serving as the Chair. Our board has determined that each member of the audit committee meets the applicable independence requirements under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The audit committee held six meetings in 2016 following their appointment in July 2016 in connection with the Merger.

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we are required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Burns satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The principal audit committee functions, which are specified in its charter, are:

•      reviewing and discussing with management and the independent auditor our annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•      discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•      discussing with management major risk assessment and risk management policies;

•      monitoring the independence of the independent auditor;

•      verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•      reviewing and approving all related-party transactions;

•      inquiring and discussing with management our compliance with applicable laws and regulations;

•      pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•      appointing or replacing the independent auditor;

•      determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•      establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The written charter for the audit committee is available on our website at www.cardconnect.com. The information on this website is not part of this proxy statement.

Audit Committee Report

In connection with the preparation and filing of the Company’s annual report on Form 10-K for the year ended December 31, 2016, or the annual report:

•         The audit committee reviewed and discussed the audited financial statements to be included in the annual report with management;

•         The audit committee discussed with the Company’s independent registered public accounting firm, Marcum, the matters required to be discussed by the statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board, or the PCAOB;

•         The audit committee received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the audit committee concerning independence, and discussed with Marcum the independence of Marcum and satisfied itself as to Marcum’s independence; and

•         Based upon the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements of the Company for the fiscal year ended December 31, 2016 be included in the annual report, as filed with the SEC on March 16, 2017.

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, by virtue of any general statement in such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors

Peter Burns (Chair)
Ronald Taylor
Toos Daruvala

Compensation Committee

Our compensation committee consists of Messrs. Taylor and Winship and Mrs. Cohen, with Mr. Taylor serving as the Chair. Our board has determined that each member of the compensation committee meets applicable independence standards under Nasdaq listing standards and Rule 10C-1(b)(i) promulgated under the Exchange Act. The compensation committee held four meetings in 2016 following their appointment in July 2016 in connection with the Merger.

The principal duties of the compensation committee, which are specified in its charter, are:

•      reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration, if any, of our Chief Executive Officer based on such evaluation;

•      reviewing and approving the compensation of all of our other executive officers;

•      reviewing our executive compensation policies and plans;

•      implementing and administering our incentive compensation equity-based remuneration plans;

•      assisting management in complying with our proxy statement and annual report disclosure requirements;

•      approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•      producing a report on executive compensation to be included in our annual proxy statement; and

•      reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter provides that, for all officers other than the Chief Executive Officer, the compensation reviewed shall be with the participation of the Chief Executive Officer. The compensation committee charter does not provide for the delegation of the committee’s authority to other persons. The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants, legal counsel or other advisors and will be directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from an advisor, the compensation committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

The written charter for the compensation committee is available on our website at www.cardconnect.com. The information on this website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Mrs. Cohen owns founder shares issued in connection with FinTech’s initial public offering and an affiliate of Mrs. Cohen purchased shares in the Pipe Transaction (as described below under “Certain Relationships and Related Transactions”). Mr. Winship is a managing member of FTVentures Management III, L.L.C., which is the general partner of the FTV Entities. The FTV Entities purchased shares in the Pipe Transaction in connection with the Merger. Mrs. Cohen and the FTV Entities are each a party to the Letter Agreement and the Shareholders’ Agreement, and have registration rights under the registration rights agreements entered into in connection with the Company’s initial public offering and the Merger, respectively. See “Certain Relationships and Related Transactions” for a description of each of these transactions and agreements. Apart from these transactions, no member of the compensation committee has any relationship that would be required to be reported under Item 404 of Regulation S-K under the Securities Act. No member of the compensation committee serves or served during the fiscal year ended December 31, 2016 as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of our board or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Garman, Taylor and Daruvala and Mrs. Cohen, with Mrs. Cohen serving as the Chair. Our board has determined that each member of the nominating and corporate governance committee is independent under the applicable Nasdaq listing standards.

The principal duties of the nominating and corporate governance committee, which are specified in its charter, are:

•      determining the qualifications, qualities, skills, and other expertise required to be a director and developing and recommending to the board for approval, criteria to be considered in selecting nominees for director;

•      identifying and screening individuals qualified to become directors, consistent with the criteria determined by the committee, and considering director candidates recommended by stockholders pursuant to the procedures set forth our organizational documents and in this proxy statement;

•      selecting and recommending to the board the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;

•      overseeing corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the board for approval any changes to the documents, policies and procedures in our corporate governance framework;

•      developing and recommending to the board for approval standards for determining whether a director has a relationship with our company that would impair his or her independence;

•      reviewing and discussing with management disclosure of our corporate governance practices, including information regarding the operations of the committee and other board committees, director independence and the director nominations process;, and recommending that this disclosure be included in our proxy statement or annual report on Form 10-K, as applicable;

•      monitoring compliance with our code of business conduct and ethics, investigating any alleged breach or violation of such code, enforcing the provisions of such code and reviewing such code periodically and recommending any changes to the board;

•      developing and recommending to the board for approval an officer succession plan, reviewing the succession plan periodically with management, developing and evaluating potential candidates for executive positions and recommending to the board any changes to, and any candidates for succession under, the succession plan;

•      administering annual performance evaluations of the board and all of its committees;

•      determining the form and amount of director compensation and conducting an annual review of director compensation; and

•      undertaking any other duties as may be delegated by the board.

The written charter for the nominating and corporate governance committee is available on our website at www.cardconnect.com. The information on this website is not part of this proxy statement.

Subject to the shareholders agreement entered into in connection with the Merger (the “Shareholders Agreement”), that provides certain of our stockholders with rights to designate director nominees, the nominating and corporate governance committee expects to use a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the board apart from those nominees designated pursuant to the Shareholders Agreement, the committee expects it will solicit candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The committee will assess the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the Shareholders Agreement do not apply, the committee will consider whether to fill those vacancies and, if applicable, will consider various potential director candidates. The committee expects to evaluate any such candidates at regular or special meetings of the committee, and may be considered at any point during the year.

The committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of the board and each committee of the board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director A nominee who is not a designee under the Shareholders Agreement will depend on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The committee will consider candidates who are not designees under the Shareholders Agreement for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating such candidates, the committee expects to consider the attributes of the candidate and the needs of the board, including whether (if necessary) the size of the board should be increased to permit inclusion of new directors, and will review all candidates in the same manner, regardless of the source of the recommendation. The committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals.”

In connection with the Merger, we entered into the Shareholders Agreement with the FTV Entities, , with which Christopher Winship and Richard Garman, each one of our directors, are affiliated, Brian Shanahan (a former officer and director), our executive officers and certain officers and directors of pre-Merger FinTech (Betsy Z. Cohen, also a current director, Daniel G. Cohen and entities affiliated with him, Shami Patel and James J. McEntee) pursuant to which such stockholders have director nominee designation rights and have agreed to vote for the director nominees designated under the Shareholders Agreement. All of the nominees for director set forth in this proxy statement have been designated and nominated under the terms of the Shareholders Agreement. The stockholders party thereto will cease to have any continuing director designation rights under the Shareholders Agreement if their respective ownership of our common stock is at any time less than 5% of our total outstanding common stock.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Marcum LLP

Our audit committee has adopted a resolution approving the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2017. Although approval of the appointment is not required, the board is submitting the appointment of Marcum LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified by our stockholders, the audit committee will review its future selection of independent registered public accounting firms. Even if Marcum LLP is approved, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

We expect that representatives of Marcum LLP will be present at the meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Marcum LLP for each of the services listed below for each of our last two fiscal years

	2016	2015
Audit Fees(1)	$318,997	$213,397
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$318,997	$213,397

____________

(1)      Includes audit fees billed by Marcum LLP to FTS of $250,672 and $138,230 for the years ended December 31, 2016 and 2015, respectively. Audit fees consisted of the aggregate fees billed for professional services rendered by Marcum LLP in connection with its audits of the Company’s and FTS’s financial statements and its reviews of the unaudited condensed consolidated interim financial statements of the Company’s initial public offering and normal statutory and regulatory filings or engagements for these fiscal years. Such audit fees also include professional services rendered by Marcum LLP for comfort letters, consents and reviews of documents filed with the Securities and Exchange Commission.

(2)      These fees would consist of assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards. No such services were provided in the relevant periods.

(3)      Tax fees consist of the aggregate fees billed for professional services that may be provided by Marcum LLP for tax compliance, tax advice and tax planning. No such services were provided in the relevant periods.

(4)      All other fees consist of the aggregate fees billed for products and services provided by Marcum LLP other than the services described under audit fees, audit-related fees and tax fees. No such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company.

Since the audit committee was not formed until the consummation of FinTech’s initial public offering in February 2015, the audit committee did not pre-approve any of the foregoing services provided prior to such date, although any services rendered prior to the formation of the audit committee were reviewed and ratified by the FinTech audit committee following its formation. Since the formation of the audit committee, the Company’s policy has been that all audit and non-audit services have to be pre-approved by the audit committee. Following the initial public offering, the audit committee, on at least an annual basis, reviewed audit and non-audit services performed by Marcum LLP as well as the fees charged by Marcum LLP for such services and all services and fees provided subsequent to February 2015 were pre-approved.

PROPOSAL 3. APPROVAL OF THE SECOND AMENDED AND RESTATED CARDCONNECT CORP. 2016 OMNIBUS EQUITY COMPENSATION PLAN

In April 2017, the board adopted, upon the recommendation of the compensation committee, and subject to stockholder approval, the Amended Plan to increase the total number of shares of common stock authorized for issuance under the Amended Plan from 4,796,296 shares to 8,396,296 shares.

THE BOARD OF DIRECTORS UNAMIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE SECOND AMENDED AND RESTATED CARDCONNECT CORP. 2016 OMNIBUS EQUITY COMPENSATION PLAN.

The board has directed that the proposal to approve the Amended Plan be submitted to our stockholders for their approval at the annual meeting. The board and compensation committee believe that the approval of the proposed Amended Plan will further our ability to attract, retain and motivate top quality employees, officers, consultants, directors, trustees, or advisors. Because the board and compensation committee believe our compensation structure and overall compensation strategy, including the ability of eligible participants to acquire or increase their equity stake in our company, are material to our success, the board and the compensation committee have concluded that the proposed increase in the number of shares available for grant under the Amended Plan is in the best interests of our company. The compensation committee anticipates that the 3,600,000 additional shares authorized under the Amended Plan will be sufficient for grants under the Amended Plan for the next two years.

Amended Plan

Set forth below is a summary of the material terms of the proposed Amended Plan. This summary is qualified in its entirety by reference to the complete text of Amended Plan, a copy of which is attached as an annex to this proxy statement.

General. The Amended Plan provides that grants may be in any of the following forms:

•      incentive stock options (referred to as ISOs)

•      nonqualified stock options (referred to as (NQSOs)

•      stock appreciation rights (referred to as SARs)

•      stock units

•      performance shares

•      stock awards

•      dividend equivalents

•      other stock-based awards

The Amended Plan originally authorized up to 4,796,296 shares of common stock for issuance and, as amended and restated, would authorize 8,396,296 shares of common stock for issuance. If and to the extent options and SARs granted under the Amended Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Amended Plan. If any shares of common stock are withheld to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will not be available for re-issuance under the Amended Plan. If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Amended Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Amended Plan.

The Amended Plan provides that the maximum aggregate number of shares of common stock with respect to which grants, other than dividend equivalents, may be made to any individual during any calendar year is 400,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Amended Plan in excess of $250,000. The individual limits described in this paragraph shall apply without regard to whether the grants are to be paid in common stock or in cash; provided, however, that such individual limits do not apply to the awards granted to Jeffrey Shanahan, Patrick Shanahan and Charles Bernicker described in the employment agreements for each such individual. See “— Amended and Restated Employment Agreements” for a description of these grants. All cash payments (other than dividend equivalents) must equal the fair market value of the shares of common stock to which the cash payment relates.

Administration. The Amended Plan is administered and interpreted by the Compensation Committee of our board of directors, except that our board of directors may make grants under the Amended Plan to our non-employee directors. The Administrator may delegate its authority under the Amended Plan, as appropriate, with respect to grants to persons who are not subject to Section 16 of the Exchange Act. References to the Administrator mean the Compensation Committee or our board of directors, including any delegates, as appropriate. The Administrator has the authority to (i) determine the individuals to whom grants will be made under the Amended Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Amended Plan that set forth the specific terms and conditions for grants under the Amended Plan, and (vi) deal with any other matters arising under the Amended Plan. The determinations of the Administrator are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. All of our employees and directors, as well as other persons who provide services to us, are eligible for grants under the Amended Plan.

Types of Awards.

Stock Options

The Administrator may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (ISOs) or NQSOs that are not intended to so qualify or any combination of ISOs and NQSOs. Anyone eligible to participate in the Amended Plan may receive a grant of NQSOs. Only employees of our company and certain of our subsidiaries may receive a grant of ISOs.

The Administrator fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Amended Plan may not be less than the fair market value of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of our company or a subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Administrator determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Administrator, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of common stock having a fair market value on the date of exercise equal to the exercise price, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law.

SARs

The Administrator may grant SARs to anyone eligible to participate in the Amended Plan. SARs may be granted in connection with, or independently of, any option granted under the Amended Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the common stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator. The Administrator will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs have a maximum term of ten years from the grant date. SARs may be exercised while the grantee is employed by or providing service to our company or within a specified period of time after termination of such employment or service.

Stock Units

The Administrator may grant stock units to anyone eligible to participate in the Amended Plan. Each stock unit provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock at a future date. The Administrator determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Administrator. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator.

Performance Shares

The Administrator may grant performance shares to anyone eligible to participate in the Amended Plan. Each performance share provides the grantee with the right to receive a share of common stock or an amount based on the value of a share common stock, if specified performance goals are met. The Administrator determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Administrator.

Stock Awards

The Administrator may grant stock awards to anyone eligible to participate in the Amended Plan. The Administrator may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Administrator will determine whether they will lapse over a period of time or according to such other criteria as the Administrator determines. The Administrator determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Administrator will determine to what extent and under what conditions grantees will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Administrator may grant dividend equivalents to anyone eligible to participate in the Amended Plan. Dividend equivalents may be granted in connection with any grants under the Amended Plan, other than options or SARs, and may be payable in cash or shares of common stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Administrator. The terms and conditions of dividend equivalents are determined by the Administrator. Dividend equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

Other Stock-Based Awards

The Administrator may grant other stock-based awards (which are awards other than options, SARs, stock units, performance shares, stock awards and dividend equivalents) under the Amended Plan. The Administrator may grant such other stock-based awards to anyone eligible to participate in the Amended Plan. These grants may be cash-based or based on, measured by or payable in shares of common stock, and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock. The terms and conditions for these grants will be determined by the Administrator.

Qualified Performance Based Compensation. The Administrator may make grants to employees of stock units, performance shares, stock awards, dividend equivalents and other stock-based awards that are intended to meet the requirements of qualified performance based compensation under section 162(m) of the Internal Revenue Code, which we refer to in this proxy statement as the Code. The Administrator will establish in writing (i) the objective performance goals that must be met in order for the grants to vest or be payable, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the Amended Plan and the requirements of section 162(m) of the Code. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Administrator. The Administrator will establish in writing the performance goals that must be met either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed. The Administrator may not increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Administrator may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: common stock price, earnings per share of common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, revenue growth, assets under management, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or the performance of our company or our subsidiaries independently or as a whole, or a combination of the foregoing.

Deferrals. The Administrator may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the Amended Plan. The Administrator will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Amended Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Administrator to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Administrator may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Administrator, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of common stock as determined by the Administrator, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Administrator may terminate any or all unexercised options and SARs at such time as the Administrator determines appropriate. The Administrator making the determinations following a change of control must be comprised of the same members as those on the Administrator immediately before the change of control.

The Administrator making the foregoing determinations following a change of control must be comprised of the same persons who constitute the Administrator immediately before the change of control.

For the purposes of the Amended Plan, “change of control” is defined as the first to occur of any of the following events:

(i)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more qualified affiliates;

(ii)      the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more qualified affiliates, or

(iii)     directors are elected such that a majority of the members of the board shall have been members of the board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

No Repricing of Options or SARs. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without stockholder approval.

Amendment and Termination of the 2016 Omnibus Plan. Our board of directors may amend or terminate the Amended Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.

The last sales price of our common stock on March 31, 2017, was $13.20 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to grants under the Amended Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to grants under the Amended Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to grantees in the Amended Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Code); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held until the greater of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to one of our top five officers, if and to the extent such compensation does not qualify as qualified performance-based compensation under section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same year, exceeds $1 million, and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers, other than the chief financial officer, in excess of $1,000,000 in any year. Compensation that qualifies as qualified performance based compensation is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. Options and SARs are intended to meet the requirements of qualified performance based compensation. Stock units, performance shares, stock awards, dividend equivalents and other stock-based awards granted under the Amended Plan will only meet the requirements of qualified performance based compensation if the Administrator conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the Amended Plan. We may withhold from amounts payable under the Amended Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Administrator may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Administrator may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of common stock.

Effective Date; Term

The Amended Plan was adopted by our board of directors on April 13, 2017. No award will be granted under the Amended Plan on or after July 29, 2026. Any award outstanding under the Amended Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of shares of our common stock as of April 3, 2017 by:

•      each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•      each of our named executive officers, directors and nominees for directors; and

•      all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of our common stock is based on 31,148,297 shares of common stock of issued and outstanding as of April 3, 2017.

Unless otherwise indicated, to our knowledge, all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares		Percentage
Directors, Nominees and Named Executive Officers:(1)
Charles Bernicker	300,466	(2)	1.0%
Peter Burns	6,597		*
Betsy Cohen	943,543	(3)	3.0%
Richard Garman	10,602,403	(4)	34.0%
Jeffrey Shanahan	1,086,674	(5)	3.4%
Patrick Shanahan	339,658	(6)	1.1%
Ronald Taylor	6,597		*
Christopher Winship	10,602,403	(4)	34.0%
Toos Daruvala	6,597		*
Daniel G. Cohen	933,817	(14)	3.0%
All directors and executive officers as a group (14 individuals)(15)	15,844,643		48.3%

Five Percent Holders:
Wellington Management Group LLP	1,644,180	(7)	5.3%
Palestra Capital Management LLC, Palestra Management LP, Andrew Immerman and Jeremy Schiffman	1,920,000	(8)	6.2%
FTV Entities	10,602,403	(9)	34.0%
Brian Shanahan	2,283,056	(10)	7.2%
Parties to Shareholder Agreement	17,748,084	(11)	52.7%
Capital Research Global Investors	1,523,000	(12)	4.9%
Rotation Capital Management, LP and Matthew Rothfleisch	5,555,685	(13)	15.1%

____________

*         Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, the business address of each of the directors and executive officers is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406.

(2)      Includes options to purchase 267,788 shares exercisable within 60 days which were granted as partial consideration in the Merger. Includes 100 shares over which Mr. Bernicker shares voting and investment power with his spouse and 200 shares over which Mr. Bernicker shares investment and voting power with his two children.

(3)      Includes 117,647 shares held by Mrs. Cohen’s spouse’s IRA for which Mrs. Cohen disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(4)      Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., which constitute the FTV Entities, FTVentures Management III, L.L.C. (“FTVentures”) is the general partner of the FTV Entities. Richard N. Garman, Brad E. Bernstein, David A. Haynes, Chris H. Winship,

James C. Hale and Robert A. Huret, as the managing members (the “Managing Members”) of FTVentures acting by a majority vote, share voting and dispositive power over the limited liability company interests in the FTV Entities held directly by FTVentures, and therefore share an indirect beneficial interest in our common stock held directly by the FTV Entities. The Managing Members hereby disclaim beneficial ownership of any shares of our common stock except to the extent of their pecuniary interest therein. The address for the FTV Entities, FTVentures and the Managing Members is c/o FTV Capital, 555 California St, Suite 2850, San Francisco, CA 94104.

(5)      Includes options to purchase 648,663 shares exercisable within 60 days.

(6)      Includes options to purchase 273,102 shares exercisable within 60 days. Includes 100 shares over which Mr. Shanahan shares voting and investment power with his spouse.

(7)      Based on information contained in a Schedule 13D/A filed on August 5, 2016, filed by (i) Wellington Management Group LLP, a Massachusetts limited liability partnership (“WMG”), (ii) Wellington Group Holdings LLP, a Delaware limited liability partnership (“WGH”), (iii) Wellington Investment Advisors Holdings LLP, a Delaware limited liability partnership (“WIAH”) and (iv) Wellington Management Company LLP, a Delaware limited liability partnership (“Wellington Management”), these securities were acquired by investment advisory clients (“Clients”) of Wellington Management, with Wellington Management making the investment decision on behalf of the Clients. The Clients may be considered to be affiliates of each other and of Wellington Management. Each of the Clients used its own assets to acquire the securities, which in some cases may have included funds borrowed in the ordinary course in margin accounts. As an investment adviser, Wellington Management may be deemed to beneficially own the shares that are held by its Clients. WIAH is the direct parent of Wellington Management and, accordingly, may be deemed to beneficially own the shares held by such Clients. WGH is the direct parent of WIAH and, accordingly, may be deemed to beneficially own the shares held by such Clients. WMG is the direct parent of WGH and, accordingly, may be deemed to beneficially own the shares held by such Clients. Each of WMG, WGH, WIAH and Wellington Management share voting and dispositive power over the shares beneficially owned by such entities. The business address of each reporting person is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Includes warrants to purchase 499,590 shares exercisable within 60 days.

(8)      Based on information contained in a Schedule 13G filed on February 14, 2017 by Palestra Capital Management LLC, Palestra Management LP, Andrew Immerman and Jeremy Schiffman. Each of the four reporting persons has shared voting power and shared dispostive power of the 1,920,000 shares. The business address of the reporting persons is Palestra Capital Management LLC, 1330 Avenue of the Americas, New York, New York 10019.

(9)      Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., respectively. See footnote 4 above for additional information regarding these entities.

(10)    Includes options to purchase 465,837 shares exercisable within 60 days.

(11)    Includes shares held by each of the parties to the Shareholders Agreement. Includes 70,000 warrants and options to purchase 2,444,785 shares of our common stock that are exercisable within 60 days.

(12)   Based on information contained in a Schedule 13G filed on February 13, 2017 by Capital Research Global Investors. The business address of the reporting person is 333 South Hope Street, Los Angeles, California 90071.

(13)    Based on information contained in a Schedule 13G/A filed on February 8, 2017 by Rotation Capital Management, LP and Matthew Rothfleisch. Represents warrants to purchase 5,555,685 shares over which each reporting person has shared voting power and shared dispositive power. The business address of the reporting persons is 489 Fifth Avenue, 11th Floor, New York, New York 10017.

(14)    Includes 506,419 shares held by DGC Family FinTech Trust for which Mr. Cohen may be deemed to be a beneficial owner. Mr. Cohen’s children are the beneficiaries of DGC Family FinTech Trust. Includes 367,398 shares held by Cohen Sponsor Interests, LLC, an entity for which Mr. Cohen is the sole member and manager. Includes 60,000 warrants.

(15)    Includes 1,662,296 options.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors. For our executive officer who is also a director, Jeffrey Shanahan, this information can be found above under “Proposal 1. Election of Directors — Names of Directors, Principal Occupations and Other Information.”

Charles Bernicker, age 52, has served as our Chief Financial Officer since July 2016, and has served as FTS’ Chief Financial Officer since July 2012. Prior to joining FTS, Mr. Bernicker served as an Executive Director of Heartland Payment Systems (NYSE: HPY) (“Heartland”) from June 2010 until July 2012 where he was responsible for corporate and business development. Prior to his employment with Heartland, Mr. Bernicker held senior leadership positions with both Bank of America, a banking and financial services corporation, and TD Bank, a U.S. national bank, where he focused on bank operations related to issuing processing, merchant processing and loss prevention, and served as a member of the Card Operations and Risk Executive Council for Visa, Inc. (USA), a financial services company. Prior to that, Mr. Bernicker was a member of the audit group in the Philadelphia office of Ernst & Young, LLP. Mr. Bernicker holds a bachelor’s degree in accounting from the University of Delaware.

Patrick Shanahan, age 32, has served as our Chief Operating Officer since July 2016, and has served as FTS’ Chief Operating Officer since August 2011, where he is responsible for customer enrollment, customer service, product support, underwriting and risk management. Mr. Shanahan manages strategic partner relationships, integration of company acquisitions and internal development efforts. From 2008 to July 2011, Mr. Shanahan served as Director of Operations for FTS. Prior to joining FTS, Mr. Shanahan was a management consultant for Booz Allen where he consulted on information technology projects for the federal government. Mr. Shanahan holds a bachelor’s degree in Political Science from the Pennsylvania State University.

Abraham Marciano, age 40, has served as our Chief Information Officer since July 2016, and served as FTS’ Chief Information Officer from April 2016 to July 2016. Prior to joining FTS, Mr. Marciano served as Head of Business Integration & Operations at Braintree, a next generation payments company acquired by PayPal Holdings Inc. (NASDAQ: PYPL) (“PayPal”) from October 2014 until April 2016 where he was responsible for all business and operations integration activities resulting from the PayPal acquisition. Prior to his employment with PayPal, Mr. Marciano held senior leadership positions with eBay Enterprise, a business unit of eBay, Inc. (NASDAQ: EBAY), where he was responsible for leading the delivery of an emerging enterprise e-commerce platform and technical portfolio management for the entire customer base. Mr. Marciano holds a MBA from the University of Virginia, Darden School of Business.

Robert Nathan, age 38, has served as our Executive Vice President — Integrated Solutions since July 2016, and served as FTS’ Executive Vice President — Products from October 2014 to April 2016 and as Executive Vice President — Integrated Solutions from April 2016 to July 2016. He is responsible for leading FTS’ integrated payments initiative and overseeing the strategic growth of technology and core product offerings. From August 2011 through October 2014 he served as FTS’ Chief Technology Officer and from March 2010 through August 2011 he served as FTS’ Chief Operating Officer. Prior to joining FTS, Mr. Nathan led business recovery and technology integration projects with PricewaterhouseCoopers, LLP, a provider of audit and assurance, tax and consulting services, and with FTI Consulting, Inc., a business advisory firm. In these roles he advised debtors in Chapter 11 restructurings, provided expertise in data analytics and information management and implemented operational improvements for clients across multiple industries. Mr. Nathan is a graduate of Indiana University’s Kelley School of Business and holds a degree in Computer Information Systems, Business Process Management and Operations Management.

Angelo Grecco, age 38, has served as our Executive Vice President — Partner Sales since July 2016 and served as FTS’ Executive Vice President — Business Development from May 2007 to July 2016. Prior to joining FTS, Mr. Grecco founded and previously served as President of Allied Bancard, LLC, a provider of administrative serves for merchant payment processing programs, which was acquired by FTS in May 2007, and served as VP of Operations at Allied Merchant Services, Inc., a full service credit and debit card processing company, where he managed the day-to-day needs of the company’s agents and merchants. Mr. Grecco is a graduate of Indiana University with a degree in Business Management.

Michael Mertz, age 46, has served as our Chief Sales Officer since April 2017 and has 27 years’ experience in the payment processing business. Prior to joining our company, from 2003 through April 2017, Mr. Mertz served as Chief Executive Officer of MertzCo, Inc., a company engaged in the business of marketing and reselling credit card, debit card, gift card, loyalty card, and other payment processing services, automated clearing house and point of sale equipment, software and related goods and services. Prior to that, Mr. Mertz began his career at SIA Merchant Services where he was the Vice President of Business Development. Mr. Mertz received his Marketing degree from Kelley School of Business, Indiana University.

Amanda Abrams, age 36, has served as our General Counsel since April 2017. Prior to joining our company, Ms. Abrams was a partner at Ledgewood PC, a law firm, since January 2017 and an attorney at Ledgewood PC from April 2013 through January 2017. In such position, Ms. Abrams primarily focused on corporate and securities law, mergers and acquisitions and the general representation of public and private companies. Prior to working at Ledgewood PC, Ms. Abrams served as senior counsel at Franklin Square Capital Partners, an investment management firm, from June 2012 to March 2013. Prior to that, from 2007 to June 2012, she was an attorney in the Business and Finance department at Morgan, Lewis & Bockius LLP specializing in securities and corporate law. Ms. Abrams received her J.D. from Harvard Law School and received her B.S. in Finance from The Pennsylvania State University Schreyer Honors College.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The compensation of our Named Executive Officers (as defined below) for 2015 and 2016 reflects the compensation philosophy and policies of FTS prior to the Merger.

Officer and Director Compensation

Overview

Our “Named Executive Officers” for the year ended December 31, 2016, include Jeffrey Shanahan, our President and Chief Executive Officer, Charles Bernicker, our Chief Financial Officer, Patrick Shanahan, our Chief Operating Officer, and Daniel Cohen, our former Chief Executive Officer and President who resigned from all offices of the Company in July 2016 in connection with the Merger. Mr. Bernicker and Patrick Shanahan are our two most highly compensated executive officers, other than Jeffrey Shanahan, who were serving as executive officers as of December 31, 2016 (collectively, the “Named Executive Officers”).

In 2015 and 2016, the Company’s compensation policies and philosophies were designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. In order to attract and retain executive officers, we sought to make our executive compensation program competitive by implementing policies that linked a significant portion of executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

In 2015 and 2016, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, stock options and health and welfare benefits.

Pursuant to the employment agreements in place prior to the Merger, the Named Executive Officers were also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Upon closing of the Merger in July 2016, the Named Executive Officers entered into amended and restated employment agreements upon terms substantially similar to the terms of their previous employment agreements. See “— Amended and Restated Employment Agreements” for a description of the material terms of these amended and restated employment agreements as stated below.

Compensation Tables

The following table sets forth information regarding compensation paid to our Named Executive Officers based on total compensation earned during 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)		Deferred Compensation Earnings ($)	All Other Compensation(1) ($)		Total ($)
Jeffrey Shanahan	2016	$500,284	$—	$668,667	$5,421,863	$300,000		$—	$1,276,710	(2)	$8,167,524
President and CEO	2015	$500,262	$—	$—	$—	$300,000		$—	$27,313	(2)	$827,574

Charles Bernicker	2016	$350,284	$—	$309,073	$2,493,033	$170,000	(5)	$—	$24,797	(3)	$3,347,187
Chief Financial Officer	2015	$350,262	$—	$—	$—	$125,000		$—	$25,399	(3)	$500,661

Patrick Shanahan	2016	$350,284	$—	$247,265	$1,994,425	$170,000	(6)	$—	$352,001	(4)	$3,113,975
Chief Operating Officer	2015	$350,262	$—	$—	$—	$100,000		$—	$17,065	(4)	$467,327
Daniel Cohen Former President and CEO*

____________

*         Daniel Cohen served as the Company’s President and Chief Executive Officer until July 29, 2016. Mr. Cohen did not earn any compensation in 2015 or 2016.

(1)      The Company’s match for its 401(k) plan is 100% for the first 3% and 50% for the next 2%. All matching contributions made by the Company under the 401(k) plan are fully vested.

(2)      For 2016, Mr. Shanahan received $1,250,000, $10,899 and $15,811 related to a management carve-out agreement, health insurance benefits and 401(k) matching contributions, respectively. For 2015, Mr. Shanahan received $11,501 and $15,811 related to health insurance benefits and 401(k) matching contributions, respectively.

(3)      For 2016, Mr. Bernicker received $10,899 and $13,897 related to health insurance benefits and 401(k) matching contributions, respectively. For 2015, Mr. Bernicker received $11,501 and $13,897 related to health insurance benefits and 401(k) matching contributions, respectively.

(4)      For 2016, Mr. Shanahan received $329,150, $10,713 and $12,138 related to a management carve-out agreement, health insurance benefits and 401(k) matching contributions, respectively. For 2015, Mr. Shanahan received $4,928 and $12,138 related to health insurance benefits and 401(k) matching contributions, respectively.

(5)      For 2016, Mr. Bernicker received $122,500 or 100% of his target bonus, pursuant to his employment agreement, and an additional $47,500 in connection with services in connection with the Merger.

(6)      For 2016, Mr. Shanahan received $122,500 or 100% of his target bonus, pursuant to his employment agreement, and an additional $47,500 in connection with services in connection with the Merger.

Salaries

In 2015 and 2016, the Named Executive Officers received a base salary to compensate them for services rendered to the Company. The base salary payable to each Named Executive Officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Non-Equity Incentive Bonuses

In 2015 and 2016, our Named Executive Officers were eligible to receive non-equity incentive plan compensation based on a budgeted pool of funds depending on achievement of certain performance targets and financial metrics at the discretion of our board of directors. For each of 2016 and 2015, our Named Executive Officers received 100% of such compensation based on the target bonus amounts set forth in the employment agreements for our Named Executive Officers. In addition, Patrick Shanahan and Charles Bernicker each received an additional non-equity incentive bonus payment of $47,500 in connection with services rendered in connection with the Merger.

Equity Awards

In 2015, the Company did not grant equity awards to its Named Executive Officers. In 2016, the Company used stock-based awards to reward long-term performance by granting its Named Executive Officers shares of restricted stock and stock options under the Amended and Restated 2016 Omnibus Equity Compensation Plan. We expected that stock-based awards aligned the incentives of our Named Executive Officers with the interests of our stockholders and served to motivate and retain the individual Named Executive Officers.

The following table summarizes, for each of the Named Executive Officers, the number of shares of our common stock underlying outstanding stock options and restricted stock held as of December 31, 2016.

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name and Principal Position	Grant Date	# Securities Underlying Unexercised Options (#) Exercisable(1)	# Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: # Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# Shares or Units of Stock that have not vested (#)(2)	Market Value # Share or Units of Stock that have not vested ($)(2)	# Unearned Shares, Units or Other Rights that have not vested (#)	Payout Value of Unearned Shares, Units or other Rights that have not vested ($)
Jeffrey Shanahan	9/15/2010	514,861	—	—	$2.39	9/15/2020	—	$—	—	$—
President and CEO	3/26/2012	133,802	—	—	$4.58	3/26/2022	—	$—	—	$—
	7/29/2016	—	1,108,602	—	$10.61	7/29/2026	—	$—	—	$—
	8/9/2016	—	130,147	—	$10.02	8/9/2026	—	$—	—	$—
	11/30/2016	—	—	—	$—	—	67,885	$862,140	—	$—

Charles Bernicker	7/19/2012	267,788	—	—	$4.45	7/19/2022	—	$—	—	$—
Chief Financial	7/29/2016	—	512,530	—	$10.61	7/29/2026	—	$—	—	$—
Officer	8/9/2016	—	56,914	—	$10.02	8/9/2026	—	$—	—	$—
	11/30/2016	—	—	—	$—	—	31,378	$398,501	—	$—

Patrick Shanahan	9/15/2010	92,520	—	—	$2.39	9/15/2020	—	$—	—	$—
Chief Operating	10/7/2011	96,972	—	—	$4.65	10/7/2021	—	$—	—	$—
Officer	6/7/2012	50,184	—	—	$4.55	6/7/2022	—	$—	—	$—
	10/23/2013	33,472	—	—	$4.73	10/23/2023	—	$—	—	$—
	7/29/2016	—	410,024	—	$10.61	7/29/2026	—	$—	—	$—
	8/9/2016	—	45,531	—	$10.02	8/9/2026	—	$—	—	$—
	11/30/2016	—	—	—	$—	—	25,103	$318,808	—	$—
Daniel Cohen Former President and CEO*

____________

*         Daniel Cohen did not hold any stock options or restricted stock as of December 31, 2016.

(1)      Stock options granted prior to the Merger became fully vested at closing of the Merger. Stock options granted subsequent to closing of the Merger vest over a four-year period, with 25% vesting on the first, second, third and fourth anniversaries of the grant date.

(2)      Restricted stock grants vest over a four-year period, with 25% vesting on the first, second, third and fourth anniversaries of the grant date.

Post-Retirement Benefits – 401(k) Plan

In 2015 and 2016, we maintained a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of our U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including the Named Executive Officers. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, we match a participant’s contributions to the 401(k) plan. The company match, which is also applicable to the Named Executive Officers, is 100% for the first 3% and 50% for the next 2%. All contributions under the plan are fully vested.

2017 Compensation Philosophy

Our compensation policies and philosophies for 2017 are designed to align compensation with business objectives and the interests of our stockholders, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We seek to provide an executive compensation program that is competitive in order to attract and retain qualified executive officers. We implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Amended and Restated Employment Agreements

On July 29, 2016, each of our Named Executive Officers entered into an amended and restated employment agreement with us in connection with the closing of the Merger. The terms of these amended and restated employment agreements are substantially similar to the terms governing the prior employment agreements with the Named Executive Officers in place prior to the Merger. The following summary sets forth the material terms of these amended and restated employment agreements.

Jeffrey Shanahan

The amended and restated employment agreement with Jeffrey Shanahan provides that Mr. Shanahan will serve as the President and Chief Executive Officer of us and our subsidiaries. The initial term of Mr. Shanahan’s employment period extends for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Shanahan’s base salary is set at $500,000 per year, and is subject to increase from time to time as approved by the Compensation Committee.

Subject to continued employment, Mr. Shanahan is eligible to receive an annual cash bonus based on performance, as measured by our achievement of certain target(s) as may be approved by the Compensation Committee. Mr. Shanahan’s target annual bonus will not be less than 60% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Shanahan was granted options to purchase 1,238,749 shares of our common stock in connection with the closing of the Merger. Such options vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Shanahan’s amended and restated employment agreement, except that the options will become fully vested and exercisable:

•      if we terminate Mr. Shanahan’s employment without “cause” or if Mr. Shanahan terminates his employment with “good reason,” each as defined below; or

•      upon a “change of control,” as defined in the Company’s Amended and Restated 2016 Omnibus Equity Compensation Plan.

If we terminate Mr. Shanahan’s employment without cause or if Mr. Shanahan terminates his employment with good reason, Mr. Shanahan is entitled to receive:

•      the prorated portion of his base salary and annual bonus through the termination date; and

•      continued base salary payments and medical benefits for 24 months following termination.

If Mr. Shanahan’s employment terminates for any reason, he will be subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the company during the 24 months following termination

Pursuant to the terms of Mr. Shanahan’s amended and restated employment agreement, we reimbursed Mr. Shanahan approximately $11,000 for documented legal fees and expenses of Mr. Shanahan’s counsel incurred in connection with preparation of his amended and restated employment agreement.

For purposes of the amended and restated employment agreement for Jeffrey Shanahan, and for those of Charles Bernicker and Patrick Shanahan, discussed elsewhere in this section, the following definitions apply:

“Cause” means one or more of the following: (i) the conviction of, or plea of no contest by, executive with respect to a felony or other crime involving a moral turpitude offense if, and only if, it is determined by the board of directors that such event has occurred and merits termination of the executive’s employment pursuant to his employment agreement, (ii) the commission of any other act or omission by executive involving misappropriation, embezzlement, dishonesty, theft or fraud with respect to us, our subsidiaries or any of our respective business relationships, (iii) executive’s illegal possession of a controlled substance, use of illegal drugs or repetitive abuse of alcohol or other behavior which materially interferes with the performance of his duties to us or any subsidiaries or which compromises the integrity and reputation of executive, us or any of our subsidiaries, (iv) executive’s failure to substantially perform material duties as reasonably directed by any officer so authorized or by the board of directors in accordance with his employment agreement continuing beyond thirty (30) days’ prior written notice of such failure, (v) executive’s willful act or omission aiding or abetting a competitor of ours or any of our subsidiaries to the material disadvantage or detriment of us or our subsidiaries, (vi) executive’s willful failure to comply in all material respects with our material policies, procedures and guidelines, including corporate governance and human relations policies, and applicable laws with respect to our business operations, (vii) executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to us or any of our subsidiaries, or (viii) any other material breach by executive of the executive’s employment agreement which is not cured to the reasonable satisfaction of the board of directors within thirty (30) days after written notice thereof to executive. For purposes of clauses (v), (vi) and (vii) above, no act or failure to act on the part of executive shall be considered “willful” unless it is done, or omitted to be done, by executive in bad faith or without reasonable belief that executive’s action or omission was in our best interests.

“Good reason” means if executive resigns from employment with us prior to the end of executive’s employment period as a result of one or more of the following reasons: (i) any material breach by us of executive’s employment agreement including a reduction in executive’s base salary or target annual bonus opportunity or a material reduction in executive’s employee benefits in the aggregate under his employment agreement, (ii) a material reduction or diminution of executive’s duties, authority or responsibilities (including any change in his reporting requirements), or (iii) a material change in executive’s principal place of employment to a location more than 25 miles outside of King of Prussia, Pennsylvania. Notwithstanding the above, the occurrence of any of the events described in (i), (ii) or (iii) above will not constitute “good reason” unless executive gives us written notice, within sixty (60) calendar days after the occurrence of any such event, that such circumstances constitute “good reason,” and we thereafter fail to cure such circumstances within 30 days after receipt of such notice. The termination of executive’s employment period for cause will preclude executive’s resignation with good reason.

Charles B. Bernicker

The amended and restated employment agreement with Charles B. Bernicker provides that Mr. Bernicker will serve as Chief Financial Officer of our company and our subsidiaries. The initial term of Mr. Bernicker’s employment period extends for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Bernicker’s base salary is $350,000 per year, and is subject to increase from time to time as approved by the Compensation Committee.

Subject to continued employment, Mr. Bernicker is eligible to receive an annual bonus based on our performance, as measured by our achievement of certain target(s) as may be approved by the Compensation Committee. Mr. Bernicker’s target yearly bonus will not be less than 35% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Bernicker was granted stock options to purchase 569,444 shares of our common stock in connection with the closing of the Merger. Such options vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Bernicker’s amended and restated employment agreement, except that the options will become fully vested and exercisable:

•      If we terminate Mr. Bernicker’s employment without cause or if Mr. Bernicker terminates his employment with good reason; or

•      upon a “change of control,” as defined in the Company’s Amended and Restated 2016 Omnibus Equity Compensation Plan.

If we terminate Mr. Bernicker’s employment without cause or if Mr. Bernicker terminates his employment with good reason, Mr. Bernicker is entitled to receive:

•      the prorated portion of his base salary and yearly bonus through the termination date; and

•      continued base salary payments and medical benefits for 12 months following termination.

If Mr. Bernicker’s employment terminates for any reason, he will be subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the company during the 12 months following termination.

Patrick Shanahan

The amended and restated employment agreement with Patrick Shanahan provides that Mr. Shanahan will serve as Chief Operating Officer of our company and our subsidiaries. The initial term of Mr. Shanahan’s employment period extends for five years and thereafter automatically renews for additional one-year periods unless either party notifies the other that it does not wish to renew the agreement no later than sixty (60) days prior to the end of the current term. Mr. Shanahan’s base salary is $350,000 per year, and is subject to increase from time to time as approved by the Compensation Committee.

Subject to continued employment, Mr. Shanahan is eligible to receive an annual bonus based on our performance, as measured by our achievement of certain target(s) as may be approved by the Compensation Committee. Mr. Shanahan’s target yearly bonus will not be less than 35% of his base salary. Pursuant to the terms of the amended and restated employment agreement, Mr. Shanahan was granted stock options to purchase 455,555 shares of our common stock in connection with the closing of the Merger. Such options vest and become exercisable in four annual installments beginning on the first anniversary of the date of Mr. Shanahan’s amended and restated employment agreement, except that the options will become fully vested and exercisable:

•      If we terminate Mr. Shanahan’s employment without cause or if Mr. Shanahan terminates his employment with good reason; or

•      upon a “change of control,” as defined in the Company’s Amended and Restated 2016 Omnibus Equity Compensation Plan.

If we terminate Mr. Shanahan’s employment period without cause or Mr. Shanahan terminates his employment with good reason, Mr. Shanahan is entitled to receive:

•      the prorated portion of his base salary and yearly bonus through the termination date; and

•      continued base salary payments and medical benefits for 12 months following termination.

If Mr. Shanahan’s employment terminates for any reason, he will be subject to certain restrictive covenants including ongoing confidentiality and non-disclosure covenants, and non-compete and non-solicitation covenants and a prohibition on hiring employees of the company during the 12 months following termination.

Director Compensation

Our non-employee and non-affiliate directors receive an annual retainer of $30,000 paid in cash and $70,000 paid in equity in connection with their services on the board. In addition, each non-employee and non-affiliate director serving as a chair of a committee of the board also receives an additional annual fee of $5,000 paid in cash.

Following the closing of the Merger on July 29, 2016, each non-employee and non-affiliate director received a grant of 6,597 shares of restricted stock, representing a grant value of $70,000 based on the fair market value of the common stock ($10.61 per share) on the date of the grant. In addition, in 2016, each non-employee and non-affiliate director received a $7,500 cash payment and each committee chair received a $1,250 cash payment, reflecting the pro-rated cash retainer for services as a director and/or committee chair in 2016.

The following table provides details of the total compensation for non-employee, non-affiliate directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards* ($)	Total ($)
Peter Burns	$8,750	$70,000	$78,750
Betsy Cohen	$8,750	$70,000	$78,750
Toos Daruvala	$7,500	$70,000	$77,500
Richard Garman	$—	$—	$—
Ronald Taylor	$8,750	$70,000	$78,750
Christopher WInship	$—	$—	$—

____________

*         This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

Compensation Committee Report

As an “emerging growth company,” we are not required to provide Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Committee of the Board of Directors
Ronald Taylor (Chair)
Betsy Z. Cohen
Christopher Winship

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Merger

On July 29, 2016, we completed the Merger pursuant to which FTS was acquired. The Merger constituted a change in control of the company. The aggregate consideration paid to FTS’ stockholders in connection with the Merger was $179.1 million in cash, 15,162,470 shares of our common stock and options to purchase 3,463,950 shares of our common stock.

Founder Shares and Placement Units

On November 1, 2013, FinTech issued an aggregate of 112 founder shares to Daniel G. Cohen, Betsy Z. Cohen, DGC Family FinTech Trust (an affiliate of Mr. Cohen), Frank Mastrangelo and James J. McEntee, III for an aggregate purchase price of $112; on July 2, 2014, FinTech issued an aggregate of 3,916,555 founder shares to such persons and FinTech Investor Holdings, LLC (the “IPO Sponsor”, and together with Mr. Cohen, Mrs. Chen, the DGC Family FinTech Trust and James J. McEntee, III, the “FinTech Initial Stockholders”) for an aggregate purchase price of $24,888; and, on January 12, 2015, we issued 16,666 founder shares to the IPO Sponsor for an aggregate purchase price of $250. On March 29, 2015, the underwriter’s overallotment option for FinTech’s initial public offering (“IPO”) expired without being exercised and the FinTech’s founding stockholders, pursuant to a written agreement with FinTech, forfeited an aggregate of 500,000 founder shares. On February 12, 2016, Daniel Cohen transferred 90,000 of his founder shares to Shami Patel, a director of FinTech, and 10,000 founder shares to Alan Joseph Ferraro, a consultant to FinTech. On August 8, 2016, the IPO Sponsor distributed its founder shares to its members.

The holders of founder shares agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of the Merger, (ii) with respect to 20% of such shares, when the closing price per share of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iii) with respect to 20% of such shares, when the closing price per share of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iv) with respect to 20% of such shares, when the closing price per share of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger and (v) with respect to 20% of such shares, when the closing price per share of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger or earlier, in any case, if we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which we are the surviving entity. As of March 31, 2017, the conditions precedent to the satisfaction of the conditions set forth in (i), (ii) and (iii) above have been satisfied and 60% of the founder shares have been released from these transfer restrictions.

The IPO Sponsor purchased 200,000 placement units at a price of $10.00 per unit for an aggregate purchase price of $2.0 million, in a private placement consummated in February 2015 in connection with the IPO. The placement units included one share of our common stock and one placement warrant to purchase one share of our common stock at an exercise price of $12.00. The placement warrants may be exercised for cash or on a cashless basis and are not subject to being called for redemption.

Loan from the IPO Sponsor

Prior to the IPO, in order to finance organizational costs and other costs relating to the IPO, the IPO Sponsor committed to loan FinTech funds as might be required, to a maximum of $500,000. These loans were non-interest bearing, unsecured and payable on the earlier of March 31, 2015 or the consummation of the IPO. FinTech repaid an aggregate of $139,211 loans to the IPO Sponsor upon the consummation of the IPO in February 2015 or shortly thereafter.

In order to finance transaction costs in connection with an initial business combination, the IPO Sponsor committed to loan FinTech funds as might be required, to a maximum of $750,000. Upon consummation of the Merger in July 2016, FinTech repaid approximately $579,070 in funds the IPO Sponsor advanced to us under this loan.

IPO Registration Rights

In February 2015, in connection with the IPO, FinTech entered into a registration rights agreement with, among others, the FinTech Initial Stockholders, pursuant to which the parties thereto have the right to require us to register under the Securities Act, a sale of any founder shares or placement units held by them. These holders will be entitled to make up to three demands, excluding short form registration demands. In addition, these holders will have “piggy-back” registration rights allowing them to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

Merger Registration Rights

On July 29, 2016, in connection with the Merger closing, FinTech entered into a registration rights agreement with the FTS stockholders, other than the executive officers of the combined company, which provides registration rights with respect to the shares of our common stock that were issued to such FTS stockholders as partial consideration in the Merger and other shares they acquired in a private placement immediately prior to the Merger. The registration rights granted to provide for a follow-on offering, a shelf registration statement for shares held by the FTV Entities, and piggyback rights, subject to customary underwriter cutbacks and issuer blackout periods. We are required to pay customary fees and expenses relating to registrations under this registration rights agreement.

Letter Agreement

On July 29, 2016, in connection with the Merger closing, FinTech entered into a letter agreement with the FTS stockholders and each of the IPO Sponsor, Daniel G. Cohen, Cohen Sponsor Interests, LLC (an affiliate of Daniel Cohen), Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo, James J. McEntee, III, Shami Patel and Alan Joseph Ferraro, and certain other stockholders of FinTech signatory thereto pursuant to which (i) the parties thereto agreed not to sell, transfer or otherwise dispose of any of their shares of our common stock for a period of 180 days following the consummation of the Merger, subject to certain exceptions, and (ii) the Initial FinTech Stockholders, Frank Mastrangelo, Shami Patel, Alan Joseph Ferraro and Cohen Sponsor Interests, LLC agreed to waive their registration rights under the registration rights agreement entered into in connection with the IPO.

Shareholders Agreement

On July 29, 2016, in connection with the closing of the Merger, FinTech, the Initial FinTech Stockholders, the FTV Entities and certain other of our officers, directors and stockholders entered into a Shareholders Agreement pursuant to which such parties have director nominee designation rights and have agreed to vote for the director nominees designated under the Shareholders Agreement. The stockholders party thereto will cease to have any continuing director designation rights under the Shareholders Agreement if their respective ownership of our common stock is at any time less than 5% of the total outstanding common stock.

Private Placement

On July 27, 2016, FinTech entered into securities purchase agreements with each of the FTV Entities, Brian Shanahan, certain other former FTS stockholders and an affiliate of Betsy Cohen (the “Investors”) for the purchase of our common stock (the “PIPE Transaction”). On July 29, 2016, FinTech issued and sold 467,647 shares of common stock pursuant to the purchase agreements for an aggregate purchase price of $4,700,000. Of the shares sold in the PIPE Transaction, 350,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of the common stock, as required by applicable Nasdaq listing rules. The shares sold in the PIPE Transaction were sold to the Investors in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act. FinTech used the proceeds from the PIPE Transaction to pay a portion of the cash consideration for the Merger, repay FTS’ existing debt in connection with the Merger, pay transaction expenses relating to the Merger and redeem shares of common stock in connection with the Merger pursuant to FinTech’s charter. All of the shares purchased by the Investors are subject to transfer restrictions pursuant to the letter agreement described above under “Letter Agreement.” All shares purchased by the Investors, other than shares held by the affiliate of Betsy Cohen, are entitled to registration rights with respect to all shares purchased in the PIPE Transaction pursuant to the registration rights agreement entered into in connection with the Merger described under “Merger Registration Rights.”

Agreements with Brian Shanahan

On February 14, 2014, FTS entered into a transition, employment and general release agreement and an Amended and Restated Employment Agreement with Brian Shanahan, FTS’ then current executive officer. Pursuant to these agreements, as amended in February 2017, Brian Shanahan is subject to certain restrictive covenants, including non-solicitation and related covenants. The terms of these covenants extend through February 2019. Additionally, pursuant to these agreements, Mr. Shanahan (1) resigned from his position as Chief Executive Officer, (2) was appointed the Non-Executive Chairman of the Company, (3) entered into an amended and restated employment agreement with the Company to transfer his employment from Financial Transaction Services, LLC to FTS for consideration of $1.0 million, which was paid in February 2014, and a payment of $950,000 in December 2014.

Brian Shanahan is also the brother of each of Jeffrey Shanahan, our Chief Executive Officer, President and a member of our board of directors, and Patrick Shanahan, our Chief Operating Officer.

On March 23, 2013, FTS loaned Brian Shanahan $1.5 million, which loan was increased in June 2013 to $1.7 million. On September 25, 2013, FTS loaned Mr. Shanahan an additional $2.0 million. Both loans were to become due upon, among other events, the date FTS sold all or substantially all of its assets, merged, or was otherwise acquired. Interest accrued at a rate per annum equal to the greater of (i) two percent or (ii) the mid-term applicable federal rate. As of December 31, 2015, $2.45 million in principal amount remained outstanding under these loans. The loans were repaid in full upon closing of the Merger.

In connection with relocating its corporate headquarters, FTS provided Mr. Shanahan a loan to assist with the purchase of a new residence. Interest on the loan accrued semiannually at the then-applicable federal short-term rate. The loan was to be forgiven in 36 equal monthly installments beginning the first month following the funding date. As of December 31, 2015, the outstanding balance of the loan was $116,887. This loan was repaid in full upon consummation of the Merger.

On February 26, 2015, FTS purchased 540,000 outstanding shares of common stock from Brian Shanahan, then the non-executive chairman, for $2.7 million.

Loan to Jeffrey Shanahan

On May 9, 2013, FTS loaned Jeffrey Shanahan, FTS’ then President, and our current President and Chief Executive Officer, $500,000. The loan was subsequently increased to $1.25 million. The loan was to become due upon, among other events, the date FTS sold all or substantially all of its assets, merged, or was otherwise acquired. Interest accrued at a rate equal to greater of 2.0% or an applicable federal rate. As of December 31, 2015, the outstanding principal balance of the note was $1.25 million. The loan was repaid in full upon closing of the Merger.

Independent Contractor Agreements with Sales Agents

On January 16, 2013, FTS entered into an independent contractor agreement with a sales agent, Integrated Transactions, LLC (“Integrated”), a company founded and controlled by Michael Shanahan, the brother of Jeffrey Shanahan, our current President and Chief Executive Officer and Patrick Shanahan, our Chief Operating Officer. In connection with the agreement, FTS provided Integrated with a $250,000 revolving line of credit at an interest rate of 5.0% which began accruing one year after the effective date of the note. Payments were to commence 19 months after the effective date of the note and the outstanding balance was to be paid in 24 monthly installments. If certain performance targets were met, either 50% or 100% of the outstanding loan balance was to be forgiven. During 2015, $125,000 of the outstanding balance was forgiven and the remaining balance was repaid, primarily through a residual buyout. During 2015, the Company entered into residual buyout agreements with Integrated. Total consideration under these agreements was $560,000, of which $352,209 was paid in cash to the Integrated and $207,791 repaid all outstanding loan balances. The note matured in August 2016.

On October 13, 2014, FTS entered into an independent contractor agreement with a sales agent, Bill Bernicker, who is the brother of FTS’ then and our current Chief Financial Officer, Charles Bernicker. In connection with the agreement, FTS provided a $200,000 revolving line of credit to Mr. Bernicker. The line of credit permitted Mr. Bernicker to draw down a maximum of $15,000 per month for a period of 12 months after the effective date. The note matures in November 2018, and is subject to an interest rate of 5.0%, which began accruing one year after the effective date of the line of credit. Payments commenced 25 months after the effective date of the note and the outstanding balance is payable in 24 monthly installments. If certain performance targets are met within 24 months of the effective date, either 50% or 100% of the outstanding loan balance shall be forgiven. On September 30, 2016, we entered into a residual buyout agreement with the sales agent. Total consideration under the agreement was $115,500, of which $40,500 was paid in cash to the sales agent and $75,000 reduced the balance of the revolving line of credit. On October 18, 2016, the note was amended to defer the interest accrual and first payment until March 1, 2017. The amendment also extended the maturity date to April 1, 2019. As of December 31, 2016 and 2015, the outstanding loan balance was $200,000 and $170,000, respectively.

Contract with Trustwave

We rely on Trustwave Holdings, Inc. (“Trustwave”) to provide certain payment card industry compliance services. Richard Garman, the Chairman of our Board, was a non-executive director of Trustwave through August 2015. During the years ended December 31, 2015 and 2014, we recorded expenses of $647,302 and $632,626, respectively, for Trustwave’s services. At December 31, 2015, amounts due to Trustwave totaled $128,655.

Management Carve Out Agreements

FTS was a party to management carve-out agreements with certain of our employees providing for payments to such persons upon a change in control. Pursuant to such management carve out agreements, Brian Shanahan, the then non-executive chairman, Jeffrey Shanahan, our President and Chief Executive Officer, Patrick Shanahan, our Chief Operating Officer and Angelo Grecco, our Executive Vice President of Sales, received $5,505,000, $1,250,000, $329,150 and $254,240, respectively, upon closing of the Merger. The management carve-out agreements terminated upon the closing of the Merger.

Lease with JMS Racine St., LLC

In connection with the Company’s acquisition of MertzCo, Inc. in April 2017, we entered into a lease dated April 1, 2017 with JMS Racine St., LLC (the “Lease”). Michael Mertz, the sole stockholder of MertzCo, Inc. and our current Chief Sales Officer, owns greater than 10% of JMS Racine St., LLC. The Lease is a five year term commencing April 1, 2017 and ending March 31, 2022 with an option to extend the Lease for an additional five years. The annual base rent for the first year of the Lease from April 1, 2017 through March 31, 2018 is $149,940.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions and covers any transaction that would be reportable by us under Item 404(a) of Regulation S-K. The policy defines a “related person” as (i) any director or executive officer of our company, (ii) any immediate family member of a director or executive officer, (iii) any nominee for director and immediate family members of such nominee, and (iv) a 5% or more beneficial owner of our voting securities or any immediate family member of such owner. The policy defines an “immediate family member” as a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, sister-in-law or any person sharing the household with such person (other than a tenant or employee). Under the policy, each director, director nominee and executive officer must promptly disclose to our corporate secretary any potential related person transaction and all of the material terms thereof. Any related person transaction must be approved by a designated committee of the board consisting solely of disinterested persons (currently our audit committee) or another independent body of our board of directors. In determining whether or not to approve or ratify a related person transaction, the board or the committee must consider all material facts and circumstances and may approve or ratify a transaction only if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances. While the board or committee is not required to obtain a fairness opinion or other third-party support or advice regarding the fairness of a transaction, it may do so in its discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC. Our officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to us during the Company’s most recent fiscal year, and Forms 5 with respect to the Company’s most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by our officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2016, except one Form 4 filed by Mr. Bernicker, reporting two transactions, that was not filed on a timely basis.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders is December 21, 2017. Such proposals must be sent to: CardConnect Corp., 1000 Continental Drive, Suite 300, King of Prussia, PA 19406, Attention: Secretary. The date after which notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is considered untimely is December 21, 2017. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after December 21, 2017, then the Company’s proxy for the 2018 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

Our Bylaws require, among other things, that a stockholder may present a proposal at the 2018 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Secretary at our principal executive offices between January 23, 2018 and the close of business on February 22, 2018. The proposal must contain the specific information required by our Bylaws. You may obtain a copy of our Bylaws by writing to our Secretary.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2016 Annual Report to Stockholders accompanies this proxy statement. Stockholders of record as of March 31, 2017 and beneficial owners of our common stock on that date may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at our King of Prussia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 31, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 23, 2017. The notice of meeting, proxy statement and our 2016 Annual Report are available on our website at http://investors.cardconnect.com/CustomPage/Index?keyGenPage=1073752132.

By order of the Board of Directors

Charles Bernicker,
Chief Financial Officer and Secretary

April 20, 2017

ANNEX A

SECOND AMENDED AND RESTATED
CARDCONNECT CORP. 2016 OMNIBUS EQUITY COMPENSATION PLAN
May 23, 2017

1. Purpose

The purpose of the Plan is to provide (i) employees of the Company or an Affiliate of the Company, (ii) any individual who provides services to the Company or an Affiliate of the Company, and (iii) members of the Board, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders. The Plan is dated as of April 13, 2017, subject to stockholder approval of the Plan.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Section 3, except that the Board shall be the Administrator with respect to Grants to Non-Employee Directors.

(b) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(c) “Board” means the Company’s Board of Directors as constituted from time to time.

(d) “Change of Control” means the first to occur of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than any one or more Qualified Affiliates;

(ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Company, other than an acquisition by one or more Qualified Affiliates; or

(iii) directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means CardConnect Corp., a Delaware corporation, formerly known as FinTech Acquisition Corp.

(g) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(h) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(i) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Administrator) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(j) “Effective Date” of the Plan means April 13, 2017, subject to approval by the stockholders of the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended

(l) “Fair Market Value” of Stock is (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

(m) “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(n) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(p) “Non-Employee Director” means a non-employee director of the Company as defined by Rule 16b-3 under the Exchange Act.

(q) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(r) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(s) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Administrator.

(t) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(u) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(v) “Participant” means an employee of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company, and is selected by the Administrator to receive a Grant under the Plan.

(w) “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(x) “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, or unincorporated association, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(y) “Plan” means this Second Amended and Restated CardConnect Corp. 2016 Omnibus Equity Compensation Plan, as in effect from time to time.

(z) “Qualified Affiliate” means (i) any Person that is part of a controlled group or under common control with the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any Person controlled by any executive officer (as defined by Rule 16a-1(f) of the Exchange Act) of the Company. For purposes of this definition, “controlled by” shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(aa) “Stock” means the common stock, par value $0.001, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(bb) “SAR” means an award of a stock appreciation right, as described in Section 8.

(cc) “Stock Award” means an award of Stock, as described in Section 11.

(dd) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(ee) “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(ff) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

3. Administration

(a) The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(b) The Administrator shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator’s interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(c) The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Stock is then listed.

4. Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares of Stock Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 8,396,296 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b) Share Counting. For administrative purposes, when the Administrator makes a Grant payable in Stock, the Administrator shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Shares of Stock withheld in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall not be available for re-issuance or transfer under the Plan. Upon the exercise of an Option through the withholding of shares or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Stock remaining available for issuance under the Plan and the number of shares of Stock remaining available for exercise under the Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised. To the extent that any Grants are paid in cash and not shares of Stock, such Grants shall not count against the share limits in subsection (a) above. For the avoidance of doubt, if shares of Stock are repurchased on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 400,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $250,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash; provided, however, that the individual limit shall not apply to option grants made to Jeffrey Shanahan, Patrick Shanahan and Charles Bernicker pursuant to the amended and restated employment agreements with such individuals each dated as of July 29, 2016. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Administrator, in such manner as the Administrator deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 18 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Administrator shall be final, binding and conclusive.

6. Eligibility for Participation

Any employee of the Company or an Affiliate of the Company, any member of the Board and any individual who provides services to the Company or an Affiliate of the Company is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company. Grants will be made only to persons who are employees, directors, consultants or advisors of the Company for purposes of Form S-8 registration under the Securities Act of 1933, as amended. Options and SARs may be granted only to persons who perform direct services to the Company on the date of grant, as determined under section 409A of the Code.

7. Options

(a) General Requirements. The Administrator may grant Options to a Participant upon such terms and conditions as the Administrator deems appropriate under this Section 7.

(b) Number of Shares. The Administrator shall determine the number of shares of Stock that will be subject to each Grant of Options to Participants.

(c) Type of Option and Price.

(i) The Administrator may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Nonqualified Stock Options may be granted to any Participant.

(ii) The Option Price shall be determined by the Administrator and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to any person who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d) Option Term. The Administrator shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Grant Instrument. The Administrator may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company, an Affiliate or another entity as designated in the Grant Instrument. The Administrator shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Administrator, by withholding shares of Stock subject to the Option, by delivering shares of Stock owned by the Participant or by attestation (on a form prescribed by the Administrator) to ownership of shares of Stock (in each case, such shares of Stock shall have an aggregate Fair Market Value on the date of exercise equal to the Option Price), (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Administrator may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Administrator depending on the type of payment being made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. SARs

(a) General Requirements. The Administrator may grant SARs to any Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b) Terms of SARs. The Administrator shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Administrator will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. The term of SARs shall not exceed ten years from the Date of Grant.

(c) Base Amount. The Administrator shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(d) Payment With Respect to SARs. The Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Administrator deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Units

(a) General Requirements. The Administrator may grant Stock Units to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Administrator may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10. Performance Shares

(a) General Requirements. The Administrator may grant Performance Shares to a Participant, upon such terms and conditions as the Administrator deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Shares. The Administrator shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Administrator. The Administrator shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Administrator. The Administrator may establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

11. Stock Awards

(a) General Requirements. The Administrator may issue or transfer shares of Stock to a Participant under a Stock Award, upon such terms and conditions as the Administrator deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Administrator. The Administrator may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Administrator deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Administrator shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Administrator shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Administrator may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Administrator shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Administrator may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12. Dividend Equivalents

(a) General Requirements. When the Administrator makes a Grant under the Plan, other than an Option or SAR, the Administrator may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Administrator deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Administrator. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Administrator. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Administrator may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may accrue on unearned performance awards but shall not be payable unless and until such performance metrics are met.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Administrator.

13. Other Stock-Based Awards

The Administrator may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Administrator deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Administrator in the Grant Instrument.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Administrator may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Administrator shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Administrator deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Administrator may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Administrator shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Administrator shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Administrator shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(f) Death, Disability or Other Circumstances. The Administrator may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15. Deferrals

The Administrator may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Administrator shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code, and any corresponding regulations and guidance.

16. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Administrator so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Administrator may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

17. Transferability of Grants

(a) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Administrator, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Administrator may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Administrator may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18. Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Administrator may take any of the following actions with respect to any or all outstanding Grants: the Administrator may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Administrator determines, (iii) determine that Participants holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Administrator, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Administrator deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Administrator may specify. The Administrator shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

(c) Administrator. The Administrator making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those constituting the Administrator immediately before the Change of Control.

19. Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Administrator. The Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Administrator shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, applicable laws and stock exchange requirements, or as required by Section 21(b) below. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on July 27, 2026, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Grant.

21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Administrator to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Administrator may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Administrator shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law.

(i) The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Participants. The Administrator may, in its sole discretion, agree to limit its authority under this Section.

(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii) Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Administrator or its delegate in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Participant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Administrator shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Clawback Policies. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

ANNEX B

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS OF CARDCONNECT CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Jeffrey Shanahan and Charles Bernicker (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the 2017 annual meeting of stockholders of CardConnect Corp. (the “Company”) to be held on May 23, 2017 at 8:00 am, Eastern time, at 540 Madison Avenue, Suite 2800, New York, NY 10022, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23 2017:

The proxy statement and our 2016 Annual Report to Stockholders are available at http://investors.cardconnect.com/CustomPage/Index?keyGenPage=1073752132

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

▲ TO VOTE BY MAIL PLEASE SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as indicated in this example	☒	CARDCONNECT CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 and 3.

(1)	Election of Directors	FOR	WITHHOLD
	Peter Burns	☐	☐
	Toos Daruvala	☐	☐
	Richard Garman	☐	☐
	Jeffrey Shanahan	☐	☐
	Ronald Taylor	☐	☐
	Christopher Winship	☐	☐

(2)	Proposal 2—To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)

Proposal 3—To approve the Second Amended and Restated CardConnect Corp. 2016 Omnibus Equity Compensation Plan to increase the number of shares of common stock authorized for issuance from 4,796,296 shares to 8,396,296 shares.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Dated:	, 2017

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have no effect on the election of directors or on proposals 2 or 3. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the Directors and FOR each of Proposals 2 and 3. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion